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                                                                   EXHIBIT 23.3

                                [KPMG Letterhead]

The Board of Directors of
Corus Bankshares, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of Corus Bankshares, Inc. of our report dated January 10, 1997, relating to the consolidated financial statements of Corus Bankshares, Inc. and subsidiaries as of and for the year ended December 31, 1996, which report appears in the December 31, 1998 annual report on Form 10-K of Corus Bankshares, Inc.

                                                       KPMG LLP

Chicago, Illinois
April 29, 1999